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                                                                    Exhibit 21.1

                       WALKER INTERACTIVE SYSTEMS, INC.
                                   FORM 10-K
                                 SUBSIDIARIES

Walker Interactive Systems Pty. Limited                     Australia
Walker Interactive Systems (Hong Kong) Limited              Hong Kong
Walker Interactive (Singapore) Pte. Limited                 Singapore
Walker Interactive Products International, Inc.             United States
Business Consulting Solutions, Inc.                         United States
Global Business Solutions Holdings, Inc.                    United States
Revere, Inc.                                                United States
Walker Solutions Group, Limited                             United Kingdom
Walker Financial Solutions Limited                          United Kingdom
Global Business Consulting Solutions, Inc.                  United States
Revere International PLC                                    United Kingdom
Walker Canada, Inc.                                         Canada